UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 1, 2015

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	0-24796	98-0438382

(State or other jurisdiction of incorporation and organisation)	(Commission File Number)	(IRS Employer Identification No.)

O'Hara House, 3 Bermudiana Road, Hamilton, Bermuda		HM 08
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (441) 296-1431

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders
At the annual general meeting of Central European Media Enterprises Ltd. (the “Company”) held on June 1, 2015 the following matters were submitted to a vote of shareholders and received the following votes:
Proposal 1 – Election of Directors: All of the nominees were elected to serve as a Director of the Company until the next annual general meeting or until their respective successors have been elected and qualified.

Director:	Votes For	Votes Withheld
John K. Billock	89,490,004	8,995,051
Paul T. Cappuccio	93,984,276	4,500,779
Charles R. Frank Jr.	93,392,812	5,092,243
Iris Knobloch	98,234,116	250,939
Alfred W. Langer	93,352,204	5,132,851
Bruce Maggin	83,849,603	14,635,452
Parm Sandhu	93,351,304	5,133,751
Douglas S. Shapiro	98,235,026	250,029
Kelli Turner	83,948,887	14,536,168
Gerhard Zeiler	98,234,956	250,099
Proposal 2 – Approval of the 2015 Stock Incentive Plan. The 2015 Stock Incentive Plan was approved.

For	Against	Abstain	Broker non-votes
95,537,264	2,944,456	3,335	8,131,782
Proposal 3 – Selection of Auditors: Deloitte LLP was appointed as independent public accounting firm for the Company in respect of the fiscal year ended December 31, 2015 and the Directors, acting through the Audit Committee, were authorized to approve their fees.

For	Against	Abstain	Broker non-votes
106,577,690	27,586	11,561	0

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned thereunto duly authorized.

Date:	June 4, 2015	/s/ David Sturgeon
David Sturgeon
Executive Vice President and Chief Financial Officer